                                                                   EXHIBIT 99.8


   THIS BLUE FORM OF REDEMPTION SHOULD BE COMPLETED BY THE DEPOSITORY TRUST COMPANY PARTICIPANT (THE "DTC PARTICIPANT") THAT HOLDS THE NOTES TO BE REDEEMED. TO BE EFFECTIVE, THIS FORM OF REDEMPTION MUST BE RECEIVED, TOGETHER WITH THE APPLICABLE REDEMPTION CERTIFICATION(S) AND THE CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THE NOTES TO BE REDEEMED, BY THE REDEMPTION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE 80TH DAY FOLLOWING THE CLOSING DATE (THE "REDEMPTION DEADLINE"). ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION, DATED AS OF FEBRUARY 13, 2002 (AS AMENDED, THE "MERGER AGREEMENT"), BY AND AMONG FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS ("FIRST UNION"), GOTHAM GOLF CORP. ("GOTHAM GOLF CORP"), SOUTHWEST SHOPPING CENTERS CO. II, L.L.C. ("SOUTHWEST SHOPPING CENTERS") AND CERTAIN OTHER PARTIES.

                              FORM OF REDEMPTION

      TO ACCOMPANY THE REDEMPTION CERTIFICATION(S) FOR THE REDEMPTION OF

                      THE 11% NOTES, DUE MAY 31, 2010 OF


                   SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY AND DELIVER TO:
                  THE BANK OF NEW YORK, THE REDEMPTION AGENT


        BY MAIL:                   BY HAND:             BY OVERNIGHT COURIER:
The Bank of New York 101   The Bank of New York 101   The Bank of New York 101
  Barclay Street Floor        Barclay Street Main       Barclay Street Floor
     7E New York, NY         Floor Corporate Trust         7E New York, NY
 10286 Attn.: Corporate     Window Attn.: Corporate    10286 Attn.: Corporate
  Trust Reorganization       Trust Reorganization       Trust Reorganization


      FACSIMILE TRANSMISSION: (973) 247-4077 (ELIGIBLE INSTITUTIONS ONLY)

 FOR FURTHER INFORMATION: call the exchange agent toll-free at (800) 507-9357

                                      DESCRIPTION OF NOTES TO BE REDEEMED
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AGGREGATE PRINCIPAL AMOUNT OF THE NOTES TO BE REDEEMED:    NAME OF DTC PARTICIPANT THROUGH WHICH THE NOTES ARE
                                                                                  HELD:
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 NAMES(S) OF BENEFICIAL HOLDERS SUBMITTING REDEMPTION     AGGREGATE PRINCIPAL AMOUNT OF NOTES TO BE REDEEMED BY
                    CERTIFICATION(S)                         THE BENEFICIAL HOLDER(S) SUBMITTING REDEMPTION
                                                                            CERTIFICATION(S)
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                                                          Total Aggregate Principal Amount
                                                          of Notes To Be Redeemed:
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   The undersigned hereby irrevocably exercises its right to have redeemed the aggregate principal amount of notes specified above on the 90/th/ day after the Closing Date, at a redemption price equal to 60.91% of the aggregate principal amount of the notes, without interest, upon the terms and subject to the conditions set forth in the merger agreement and the Indenture, dated as of
[      ] (the "Indenture"), among Southwest Shopping Centers, The Bank of New
York, as trustee, Archon Group, L.P., as servicer, and Archon Group, L.P., as special servicer. The undersigned acknowledges that, in order for the undersigned's notes to be redeemed, validly executed Redemption Certification(s) for such notes must be attached to this Form of Redemption.

   The undersigned hereby acknowledges receipt of the proxy statement-prospectus related to the proposed transaction among First Union, Southwest Shopping Centers, Gotham Golf Corp and certain other parties, and agrees that the redemption of its notes are subject to the terms and conditions of the merger agreement, the proxy statement-prospectus and the Indenture. The undersigned hereby irrevocably appoints the redemption agent as agent of the undersigned, to effect the redemption pursuant to the merger agreement and the Indenture. The undersigned hereby authorizes and instructs the redemption agent to deliver the notes properly redeemed to the appropriate party, and to receive on the undersigned's behalf, in exchange for the notes properly redeemed, any check issuable to the undersigned. All authority conferred or agreed to be conferred in this Form of Redemption is binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and is not affected by, and survives, the death or incapacity of the undersigned.


          Aggregate Principal Amount of Notes to Be Redeemed:

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          Name(s) of the Undersigned:

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                                 PLEASE PRINT

          Address(es) of the Undersigned:

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                                                             ZIP CODE

          Area Code and Telephone No.:

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                           DTC PARTICIPANT SIGN HERE





  This Form of Redemption must be signed by the DTC Participant that holds the notes to be redeemed. If the notes to be redeemed were issued in the merger pursuant to a Form of Election and Letter of Transmittal completed by a DTC Participant, the Form of Redemption must be completed by the same DTC Participant, and the signature below must conform to that on the Form of Election and Letter of Transmittal that was submitted to receive such notes.


  A check(s) will be issued only in the name of the person(s) submitting this Form of Redemption and will be mailed to the address set forth beneath the person's signature.

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                          (SIGNATURE(S) OF OWNER(S))

  Dated:

  ________________, 200____

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              SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER

                                 INSTRUCTIONS

    PLEASE READ THE PROXY STATEMENT-PROSPECTUS AND THE REST OF THIS FORM OF
                                  REDEMPTION
                 PRIOR TO COMPLETING THIS FORM OF REDEMPTION.

   To be effective, this Form of Redemption must be received, together with the applicable Redemption Certification(s), by the redemption agent no later than 5:00 p.m., New York City time, on the 80/th/ day following the Closing Date (the "redemption deadline").


   A holder that validly elects to redeem such holder's notes will not receive any check for the redeemed notes until confirmation of a book-entry transfer of the notes at DTC is received by the redemption agent at one of the addresses set forth on the front of this Form of Redemption, together with any other documents that the redemption agent may require, and until the same are processed for exchange by the redemption agent. No interest will accrue on the cash consideration to be issued to a holder.


1. TIMING


   This Form of Redemption should be completed by the DTC participant through which the notes to be redeemed are held. In order for the notes specified on the first page of this Form of Redemption to be redeemed, the redemption agent must receive, prior to the redemption deadline, at one of the addresses set forth on the front of this Form of Redemption (1) this Form of Redemption, properly completed and executed, (2) the Redemption Certification(s) for the notes to be redeemed pursuant to this Form of Redemption, and (3) confirmation of a book-entry transfer of the notes to be redeemed at DTC contained in an "Agent's Message." If the Form of Redemption, Redemption Certification(s) or confirmation of a book-entry transfer of the notes to be redeemed are not so received, the holder of the notes will be deemed to have elected to keep such holder's notes and not to have such notes redeemed. The term "Agent's Message" means a message transmitted by DTC and received by the redemption agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the notes, that such participant has received and agreed to be bound by this Form of Redemption and that Southwest Shopping Centers and Southwest Shopping Centers's designee may enforce such agreement against the participant.



2. CERTIFICATIONS



   The DTC participant completing this form must submit with this Form of Redemption the Redemption Certification(s), properly completed and executed, for the notes to be redeemed pursuant to this Form of Redemption. Moreover, if the DTC participant completing this form is a nominee for a beneficial owner, then, at the request of Southwest Shopping Centers (or the designee of Southwest Shopping Centers receiving the redeemed notes), the DTC participant completing this form must certify to the satisfaction of Southwest Shopping Centers or Southwest Shopping Centers's designee, as applicable, that the DTC participant holds those notes as nominee for the beneficial owner(s) thereof.


3. GUARANTEE OF SIGNATURES

   No signature guarantee is required on this Form of Redemption if this Form of Redemption is signed by the holder(s) who signed the Form and Election and Letter of Transmittal pursuant to which the notes were purchased. IN ALL OTHER CASES, ALL SIGNATURES ON THIS FORM OF REDEMPTION MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

4. SIGNATURES ON FORM OF REDEMPTION


  . This Form of Redemption must be signed by the DTC Participant that holds the notes to be redeemed. In addition, if the notes to be redeemed were issued in the merger pursuant to a Form of Election and

      Letter of Transmittal completed by a DTC Participant, such DTC Participant must complete this Form of Redemption, and the signature on this form must conform to that on the Form of Election and Letter of Transmittal that was submitted to receive such notes.




5. PAYMENT

   Payment for the notes redeemed pursuant to this Form of Redemption will be issued by a single check to the DTC participant completing this Form of Redemption. If the DTC participant completing this form is acting as nominee for a beneficial holder of the notes, such participant is responsible for forwarding the appropriate payment for the redeemed notes to such beneficial holder.

6. INADEQUATE SPACE

   If there is inadequate space to complete any box or to sign this Form of Redemption, the information or signatures required to be provided must be set forth on additional sheets substantially in the form of the corresponding portion of this Form of Redemption and attached to this Form of Redemption.

7. METHOD OF DELIVERY

   The method of delivery of all documents (including this Form of Redemption and the Redemption Certificate(s)) is at the option and risk of the DTC participant holding the notes to be redeemed. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. You should allow sufficient time to ensure delivery to the redemption agent to permit your Form of Redemption and Redemption Certificate(s) to be received prior to the redemption deadline. It is suggested that this Form of Redemption and Redemption Certificate(s) be hand delivered or mailed to the redemption agent as soon as possible after the beneficial holder of the notes elects to have his or her notes redeemed. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the redemption agent. COMPLETED FORMS OF REDEMPTION AND REDEMPTION CERTIFICATIONS SHOULD BE MAILED OR DELIVERED TO THE REDEMPTION AGENT AND NOT TO SOUTHWEST SHOPPING CENTERS.

8. CONSTRUCTION

   All redemptions will be considered in accordance with the terms and conditions of the merger agreement and the Indenture.

   All questions with respect to this Form of Redemption and Redemption Certifications (including, without limitation, questions relating to the timeliness and effectiveness of any redemption) will be resolved by Southwest Shopping Centers, in its sole discretion, and such resolution will be final and binding.

   With the consent of Southwest Shopping Centers, the redemption agent may (but is not required to) waive any immaterial defects or variances in the manner in which the Form of Redemption or Redemption Certification has been completed and submitted so long as the intent of the holder of the notes submitting the Form of Redemption or Redemption Certification is reasonably clear. Neither the redemption agent, Southwest Shopping Centers nor the designee of Southwest Shopping Centers is under any obligation to provide notification of any defects in the surrender of any forms or certifications, nor shall the redemption agent, Southwest Shopping Centers or the designee of Southwest Shopping Centers be liable for any failure to give any such notification.

9. QUESTIONS AND REQUESTS FOR INFORMATION

   Questions and requests for information or assistance may be directed to the information agent at its respective address and telephone numbers below. Additional copies of the proxy statement-prospectus, this Form of Redemption and other materials may be obtained from the information agent as set forth below.

                           The Information Agent is:

                             D.F. KING & CO., INC.
                                77 Water Street
                                 20/th/ Floor
                              New York, NY 10005
            Banks and Brokerage Firms, Please Call: (212) 269-5550
                  All Others, Call Toll-Free: (888) 414-5566